Exhibit 99.1

Universal Insurance Holdings Appoints Matthew J. Palmieri as New President of Universal Property; Jon W. Springer to Retire, Will Remain on Board

Fort Lauderdale, Fla., November 20, 2020 – Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that Matthew J. Palmieri will take on a new role as President of Universal Property and Casualty Insurance Company (“UPCIC”), a wholly-owned subsidiary of UVE, effective January 1, 2021. Mr. Palmieri succeeds Jon W. Springer in this role, who will be retiring at the end of January 2021. Mr. Springer will continue to serve as Chief Risk Officer until his retirement, and will subsequently remain on the Board of Directors.

“We thank Jon for his tremendous contributions over the years and look forward to working with Jon and Matt on a seamless transition. In addition, I look forward to continuing to work with Jon as a key member of our board,” said Steve Donaghy, Chief Executive Officer.

Mr. Palmieri said, “I am excited to be appointed President of Universal Property and I look forward to carrying on the key risk management and reinsurance program strategies that Jon and I have worked closely building together for the last 15 years at UVE with our great team.”

Mr. Palmieri, 41, previously served as President of Blue Atlantic Reinsurance Corporation, a wholly-owned reinsurance intermediary subsidiary of UVE. Mr. Palmieri began his career with UVE in 2006, working hand-in-hand with his predecessor Mr. Springer. Over approximately 15 years, Mr. Palmieri has been instrumental in placing all of UVE’s annual reinsurance programs, including risk management, data analytics, negotiations, and contracts terms and conditions and compliance. Mr. Palmieri’s additional experience includes prior employment at Chubb Tempest Re and Willis Re.

Mr. Palmieri received his bachelor’s degree from Bentley University.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings, Inc. (“UVE”) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2019 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher